Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Barnes Group Inc. of our report dated June 9, 2015 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in its Annual Report included in Form 11-K for the year ended December 30, 2014.

/s/ Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

July 30, 2015